                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE ESTEE LAUDER COMPANIES INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5)  Total fee paid:

- --------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

- --------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

     (3)  Filing Party:

- --------------------------------------------------------------------------------

     (4)  Date Filed:

- --------------------------------------------------------------------------------

LOGO

                                                              September 30, 1996

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, November 6, 1996, at 10:00 a.m., local time, in New York.

     The enclosed notice and proxy statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of two Directors to serve until the 1997 Annual Meeting of Stockholders, "FOR" the election of two Directors to serve until the 1998 Annual Meeting of Stockholders, "FOR" the election of three Directors to serve until the 1999 Annual Meeting of Stockholders and "FOR" the ratification of Arthur Andersen LLP as independent auditors of the Company for the 1997 fiscal year. Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

     I look forward to seeing you at the Annual Meeting.

                                                                  [Signature]

                        THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     TO THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF THE ESTEE LAUDER COMPANIES INC.:

     The Annual Meeting of Stockholders of The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Wednesday, November 6, 1996, at 10:00 a.m., local time, for the following purposes:

        1. To elect two Directors to serve until the 1997 Annual Meeting of Stockholders, to elect two Directors to serve until the 1998 Annual Meeting of Stockholders and to elect three Directors to serve until the 1999 Annual Meeting of Stockholders;

        2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company to serve for the 1997 fiscal year; and

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Stockholders of record at the close of business on September 13, 1996, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on September 13, 1996, will be available for inspection during normal business hours from October 23, 1996 through November 5, 1996, at the office of Jeffrey J. Weinberg, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, please request a ticket by writing to the Investor Relations Department at The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership, which you can obtain from your bank, broker, etc., must accompany your letter.

                                          By Order of the Board of Directors

                                          SAUL H. MAGRAM
                                          Secretary
New York, New York
September 30, 1996

     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                        THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                                                              September 30, 1996

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 6, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estee Lauder Companies Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on November 6, 1996, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is September 30, 1996.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the 1997, 1998 or 1999 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to specific nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees and FOR the proposal to ratify the appointment of Arthur Andersen LLP as independent auditors. Directors will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. In accordance with the Company's Amended and Restated Bylaws, the appointment of Arthur Andersen LLP as independent auditors will be ratified by a majority of the votes cast "For" or "Against" the proposal by holders of Class A Common Stock and Class B Common Stock of the Company voting on the proposal in person or by proxy at the Annual Meeting. In the case of ratification of the appointment of independent auditors, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve the proposal.

     Only owners of record of shares of Class A Common Stock and Class B Common Stock of the Company at the close of business on September 13, 1996, are entitled to vote at the meeting or adjournments or postponements thereof. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share of Class A Common Stock of the Company so held. Each owner of record of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock of the Company so held. On September 13, 1996, there were 60,458,235 shares of Class A Common Stock and 56,839,667 shares of Class B Common Stock of the Company issued and outstanding.

                             ELECTION OF DIRECTORS

                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors of the Company, pursuant to the Bylaws of the Company, has fixed the number of Directors of the Company at seven. Beginning at the Annual Meeting, the directors will be divided into three classes, the first class to serve until the 1997 Annual Meeting, the second class to serve until the 1998 Annual Meeting and the third class to serve until the 1999 Annual Meeting. After expiration of such terms, each class will be elected for a three-year term.

     Fred H. Langhammer and Faye Wattleton have been nominated for election to serve until the 1997 Annual Meeting (Class I) and until their successors are elected and qualify; William P. Lauder and P. Roy Vagelos, M.D. have been nominated for election to serve until the 1998 Annual Meeting (Class II) and until their successors are elected and qualify; and Leonard A. Lauder, Ronald S. Lauder and Marshall Rose have been nominated for election to serve until the 1999 Annual Meeting (Class III) and until their successors are elected and qualify.

     Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 1997 ANNUAL MEETING, THE 1998 ANNUAL MEETING AND THE 1999 ANNUAL MEETING, AS THE CASE MAY BE, AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A CONTRARY CHOICE.

- ---------------------------------------------------------------------------------------------
                    NOMINEES FOR ELECTION TO TERM EXPIRING 1997 (CLASS I)
- ---------------------------------------------------------------------------------------------

PHOTO                Fred H. Langhammer
                     Director since 1996
                     Age 52
                     Mr. Langhammer has been President of the Company since 1995 and Chief
                     Operating Officer of the Company since 1985. He was Executive Vice
                     President from 1985 until 1995. Mr. Langhammer joined the Company in
                     1975 as President of its operations in Japan. In 1982, he was appointed
                     Managing Director of the Company's operations in Germany. He is a member of the Board of Directors of the Cosmetics, Toiletries and Fragrance
                     Association, an industry group, and serves on the Board of the American
                     Institute for Contemporary German Studies at Johns Hopkins University.
- ---------------------------------------------------------------------------------------------

PHOTO                Faye Wattleton
                     Director since 1996
                     Age 53
                     Ms. Wattleton is an author, lecturer and consultant to businesses, health organizations and nonprofit entities. She was the President of
                     Planned Parenthood Federation of America, Inc. from 1979 to 1992. She is a Director of Empire Blue Cross & Blue Shield, the Henry J. Kaiser
                     Family Foundation, Leslie Fay, Inc., Quidel Corporation and
                     Thirteen/WNET. She is also a Director of the Institute for International
                     Education and a member of the Advisory Council of Columbia University
                     School of Public Health.
                     Ms. Wattleton is Chairman of the Audit Committee.
- ---------------------------------------------------------------------------------------------
                   NOMINEES FOR ELECTION TO TERM EXPIRING 1998 (CLASS II)
- ---------------------------------------------------------------------------------------------

PHOTO                William P. Lauder
                     Director since 1996
                     Age 36
                     Mr. Lauder is President of Origins Natural Resources Inc. and has been the senior officer of the division since its inception in 1990. From
                     1983 until he joined the Company in 1986, Mr. Lauder was associated with
                     Macy's, a department store chain. He is a member of the Board of
                     Trustees of The Trinity School in New York City and the Board of
                     Directors of the Educational Foundation of Fashion Industries.
- ---------------------------------------------------------------------------------------------

PHOTO                P. Roy Vagelos, M.D.
                     Director since 1996
                     Age 66
                     Dr. Vagelos is Chairman of the Board of Regeneron Pharmaceuticals. He
                     was the Chairman and Chief Executive Officer of Merck & Co., Inc. from
                     1985 to 1994. Dr. Vagelos is also a director of PepsiCo, Prudential
                     Insurance Co. of America and McDonnell Douglas Corporation. He is also
                     Chairman of the Board of Trustees of The University of Pennsylvania.
                     Dr. Vagelos is Chairman of the Compensation Committee and a member of the Audit Committee.
- ---------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------
                   NOMINEES FOR ELECTION TO TERM EXPIRING 1999 (CLASS III)
- ---------------------------------------------------------------------------------------------

PHOTO                Leonard A. Lauder
                     Director since 1958
                     Age 63
                     Mr. Lauder became Chairman of the Board of Directors of the Company in
                     1995 and has served as Chief Executive Officer of the Company since 1982 and as President from 1972 until 1995. Mr. Lauder formally joined the
                     Company in 1958 after serving as an officer in the United States Navy.
                     Since joining the Company, he has served in various positions, including executive officer positions other than those described above. He is
                     Chairman of the Board of Trustees of the Whitney Museum of American Art,
                     a Charter Trustee of the University of Pennsylvania and a Trustee of The
                     Aspen Institute. He also served as a member of the White House Advisory
                     Committee on Trade Policy and Negotiations under President Reagan.
- ---------------------------------------------------------------------------------------------

PHOTO                Ronald S. Lauder
                     Director since 1988 and
                     from 1968 to 1986
                     Age 52
                     Mr. Lauder has served as Chairman of Clinique Laboratories, Inc. and
                     Chairman of Estee Lauder International, Inc. since returning from government service in 1987. Mr. Lauder joined the Company in 1964 and has served in various capacities, including those described above, since then. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he served as U.S. Ambassador to Austria. Since 1990, he has been Chairman of the
                     Central European Development Corporation, an investment company. He serves as Chairman of the Board of Directors of Central European Media
                     Enterprises Ltd., an owner and operator of commercial television stations in Central and Eastern Europe and Germany, and as Chairman of
                     the Board of Trustees of the Museum of Modern Art and as Chairman of the
                     New York State Research Council on Privatization.
- ---------------------------------------------------------------------------------------------

PHOTO                Marshall Rose
                     Director since 1996
                     Age 59
                     Mr. Rose is managing partner of The Georgetown Group, a privately held real estate development and financial service group. He is a Trustee of
                     BRT Realty Trust and a Director of Golden Books Family Entertainment
                     Company Inc. and One Liberty Properties. Among his numerous civic activities, he is Chairman of the Executive Committee and Chairman
                     Emeritus of The New York Public Library and a member of the Executive
                     Committee of the Board of Visitors of The Graduate School and University
                     Center of The City University of New York.
                     Mr. Rose is a member of the Audit Committee and the Compensation
                     Committee.
- ---------------------------------------------------------------------------------------------

                              OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 13, 1996 by (i) each person known by the Company to own beneficially more than 5% of either the outstanding shares of Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers whose names appear in the summary compensation table and (iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. AS DESCRIBED IN THE NOTES TO THE TABLE, VOTING AND/OR INVESTMENT POWER WITH RESPECT TO CERTAIN SHARES OF COMMON STOCK IS SHARED BY THE NAMED INDIVIDUALS. CONSEQUENTLY, SUCH SHARES ARE SHOWN AS BENEFICIALLY OWNED BY MORE THAN ONE PERSON.

                                             CLASS A COMMON          CLASS B COMMON        VOTING
                                                STOCK(1)                  STOCK            POWER
      DIRECTORS, EXECUTIVE OFFICERS        -------------------     -------------------     -----
           AND 5% STOCKHOLDERS               NUMBER        %         NUMBER        %         %
- -----------------------------------------  ----------     ----     ----------     ----     -----
The Estee Lauder 1994 Trust(2)(3)........   8,371,653     13.8      6,094,926     10.7     11.0
Leonard A. Lauder(3)(4)..................  27,748,847     45.9     29,370,773     51.7     51.1
Ronald S. Lauder(3)(5)...................  26,353,382     43.6     25,851,455     45.5     45.3
Ira T. Wender, as trustee(3)(6)..........   8,381,345     13.9      8,018,003     14.1     14.1
William P. Lauder(3)(7)..................   3,706,367      6.1      1,914,608      3.4      3.6
Gary M. Lauder(3)(8).....................   3,343,216      5.5      1,914,608      3.4      3.6
Joel S. Ehrenkranz, as trustee(3)(9).....   2,860,647      4.7      4,981,139      8.8      8.4
Richard D. Parsons, as trustee(3)(10)....   6,643,532     11.0      8,500,457     15.0     14.6
Fred H. Langhammer(11)...................          25        *             --       --        *
Marshall Rose(12)(13)....................      16,000        *             --       --        *
P. Roy Vagelos, M.D.(13).................       1,000        *             --       --        *
Faye Wattleton(13).......................       1,000        *             --       --        *
Daniel J. Brestle(14)....................       9,772        *             --       --        *
Robin R. Burns(14).......................       4,760        *             --       --        *
Saul H. Magram(14).......................       4,782        *             --       --        *
Jeanette S. Wagner(14)...................      11,775        *             --       --        *
All directors and executive officers as a
  group (17 persons)(15).................  33,835,790     56.0     49,118,833     86.4     83.5

- ---------------
  *  Less than 0.1 %

 (1) Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

 (2) The Estee Lauder 1994 Trust borrowed an aggregate of 5,500,000 shares of Class A Common Stock from Leonard A. Lauder which the Trust sold in the Company's initial public offering. The Trust is obligated to repay the borrowing by delivering to Mr. Lauder shares equal in number to the borrowed shares. This obligation is secured by a pledge of an equal number of shares owned by the Trust. Leonard A. Lauder, Ronald S. Lauder and Ira
     T. Wender are trustees of the Trust.

 (3) Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, Gary M. Lauder, the Trustees of The Estee Lauder 1994 Trust, Joel S. Ehrenkranz, as trustee, and Richard D. Parsons, as trustee, are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his shares for the election of Leonard A. Lauder, Ronald S. Lauder and their respective designees as directors of the Company. Shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

 (4) Includes shares beneficially owned or deemed to be owned beneficially by Leonard A. Lauder as follows: 7,913,748 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power (including 5,500,000 and 1,697,493 shares of Class A Common Stock which are pledged to Mr. Lauder by The Estee Lauder 1994 Trust and Ronald S. Lauder, respectively); 8,548,423 shares of Class A Common Stock and 21,352,770 shares of Class B Common Stock as the sole individual general partner and the majority stockholder of the sole corporate general partner of a limited partnership and with respect to which he has sole voting and investment power; 8,371,653 shares of Class A Common Stock and 6,094,926 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust with respect to which he shares voting power with Ronald S. Lauder, as a co-trustee, and investment power with Ronald S. Lauder and Ira T. Wender, as co-trustees; 7,692 shares of Class A Common Stock and 1,923,077 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of a trust (the "LAL Trust"), which is a general partner of the same limited partnership, and with respect to which he shares voting power with Ronald S. Lauder, who also is an individual general partner of the limited partnership and co-trustee of another trust (the "RSL Trust"), which is a general partner of the limited partnership, and investment power with Ronald S. Lauder, as an individual general partner of the limited partnership and as co-trustee of the RSL Trust, Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust; 247,331 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; and 160,000 shares of Class A Common Stock owned by Evelyn H. Lauder. Leonard A. Lauder disclaims beneficial ownership of the shares of Class A Common Stock owned by The Lauder Foundation and Evelyn H. Lauder. The shares of Class A Common Stock include 2,750,000 shares of Class A Common Stock subject to a proxy granted to Mr. Lauder by Ronald S. Lauder in connection with Mr. Lauder's loan to The Estee Lauder 1994 Trust. Excludes shares of Class A Common Stock underlying stock options granted to Mr. Lauder pursuant to his employment agreement.

 (5) Includes shares beneficially owned or deemed to be owned beneficially by Ronald S. Lauder as follows: 17,513,615 shares of Class A Common Stock and 17,831,861 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 1,591 shares of Class A Common Stock and 1,591 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; 8,371,653 shares of Class A Common Stock and 6,094,926 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust with respect to which he shares voting power with Leonard A. Lauder, as a co-trustee, and investment power with Leonard A. Lauder and Mr. Wender, as co-trustees; 7,692 shares of Class A Common Stock and 1,923,077 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of the RSL Trust, which is a general partner of the same limited partnership, and with respect to which he shares voting power with Leonard A. Lauder, who also is an individual general partner of the limited partnership and co-trustee of the LAL Trust, which is a general partner of the limited partnership, and investment power with Leonard A. Lauder, as an individual general partner of the limited partnership and as co-trustee of the LAL Trust, Richard D. Parsons and Ira
     T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira
     T. Wender, as co-trustees of the LAL Trust; 247,331 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; and 211,500 shares of Class A Common Stock as a Director of the Ronald S. Lauder Foundation with respect to which he shares voting and investment power. Ronald S. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, The Lauder Foundation and the Ronald S. Lauder Foundation. Mr. Lauder borrowed an aggregate of 8,333,333 shares of Class A Common Stock from certain Family Controlled Trusts and Leonard A. Lauder which he sold in the Company's initial public offering. Mr. Lauder is obligated to repay the loans by delivering to the lending Family Controlled Trusts and Leonard
     A. Lauder shares equal in number to the borrowed shares. This obligation is secured by a pledge of an equal number of shares owned by Mr. Lauder as to which he has sole voting power and shares investment power with the respective pledgees. In addition, in connection with the loan to The Estee Lauder 1994 Trust by Leonard A. Lauder, Ronald S. Lauder granted a proxy to Leonard A. Lauder for 2,750,000 shares of Class A Common Stock as to which shares Ronald S. Lauder retains sole investment power. Excludes shares of Class A Common Stock underlying stock options granted to Mr. Lauder pursuant to his employment agreement.

 (6) Includes shares beneficially owned or deemed to be owned beneficially by Ira T. Wender as follows: 2,000 shares of Class A Common Stock owned by his wife; 8,371,653 shares of Class A Common Stock and 6,094,926 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust and with respect to which he shares investment power with Leonard A. Lauder and Ronald S. Lauder; and 7,692 shares of Class A Common Stock and 1,923,077 shares of Class B Common Stock as co-trustee of the LAL Trust and as co-trustee of the RSL Trust, each of which trusts are general partners of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, as co-trustee of the LAL Trust and who also is an individual general partner of the limited partnership, Ronald S. Lauder, as co-trustee of the RSL Trust and who also is an individual general partner of the limited partnership, Joseph S. Ehrenkranz, as co-trustee of the LAL Trust, and Richard D. Parsons, as co-trustee of the RSL Trust. Mr. Wender disclaims beneficial ownership of such shares. The shares of Class A Common Stock held by The Estee Lauder 1994 Trust include 5,500,000 shares pledged to Leonard A. Lauder to secure a loan from Mr. Lauder to the Trust. Mr. Wender's business address is 1133 Avenue of the Americas, New York, New York 10036.

 (7) Includes shares beneficially owned or deemed to be owned beneficially by William P. Lauder as follows: 1,773,785 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 1,685,251 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Joel Ehrenkranz, as co-trustees; and 247,331 shares of Class A Common Stock as a director of The Lauder Foundation with respect to which he shares voting and investment power. William P. Lauder disclaims beneficial ownership with respect to shares of Class A Common Stock owned by The Lauder Foundation. Excludes stock options in respect of 40,000 share of Class A Common Stock granted to Mr. Lauder pursuant to the Share Incentive Plan (as defined below).

 (8) Includes shares beneficially owned or deemed to be owned beneficially by Gary M. Lauder as follows: 1,657,965 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power and 1,685,251 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Mr. Ehrenkranz, as co-trustees. Mr. Lauder's business address is ICTV Inc., 14600 Winchester Boulevard, Los Gatos, California 95030.

 (9) Includes shares beneficially owned or deemed to be owned beneficially by Joel S. Ehrenkranz as follows: 10,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 1,157,704 shares of Class A Common Stock and 1,143,454 shares of Class B Common Stock as trustee of a trust for the benefit of William P. Lauder and Gary M. Lauder and with respect to which he shares voting and investment power with Carol S. Boulanger, as co-trustee; 1,685,251 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares investment power with William
     P. Lauder and Gary M. Lauder, as co-trustee; and 7,692 shares of Class A Common Stock and 1,923,077 shares of Class B Common Stock as co-trustee of the LAL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the RSL Trust, Richard D. Parsons and Ira

     T Wender, as co-trustees of the RSL Trust, and Ira T. Wender, as co-trustee of the LAL Trust. Mr. Ehrenkranz disclaims beneficial ownership of all such shares other than those he owns directly. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(10) Includes shares beneficially owned or deemed to be owned beneficially by Richard D. Parsons as follows: 6,635,840 shares of Class A Common Stock and 6,577,380 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder Zinterhofer and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power; and 7,692 shares of Class A Common Stock and 1,923,077 shares of Class B Common Stock as co-trustee of the RSL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ira T. Wender, as co-trustee of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust. Mr. Parsons disclaims beneficial ownership of all such shares. All of the shares of Class A Common Stock owned by trusts for the benefit of Aerin Lauder Zinterhofer and Jane Lauder represent shares pledged to the trusts by Ronald S. Lauder to secure repayment of stock loans made to him at the time of the Company's initial public offering. Mr. Parson's business address is 75 Rockefeller Plaza, New York, New York 10019.

(11) Excludes stock options in respect of 700,000 shares of Class A Common Stock, restricted stock units payable in shares in respect of 95,873 shares of Class A Common Stock granted to Mr. Langhammer under his employment agreement and restricted stock units payable in cash in respect of 77,271 shares of Class A Common Stock which are part of his deferred compensation balance.

(12) Includes shares of Class A Common Stock beneficially owned by Mr. Rose as follows: 10,000 shares directly and 5,000 shares as trustee of one of his children's trusts, in each case with respect to which he has sole voting and investment power. Mr. Rose disclaims beneficial ownership of shares owned by his child's trust.

(13) Includes 1,000 shares of Class A Common Stock to be granted to each non-employee Director on November 6, 1996. Excludes that number of shares to be granted to each non-employee Director on November 6, 1996 as the stock portion of his or her annual retainer. See "Compensation of Directors" below.

(14) Excludes stock options in respect of shares of Class A Common Stock granted to the executive under his or her employment agreement or the Share Incentive Plan as follows: Mr. Brestle (150,000); Ms. Burns (150,000); Mr. Magram (25,000); and Mrs. Wagner (187,500).

(15) See notes (2) through (5), note (7) and notes (11) through (14). Also excludes stock options in respect of an aggregate of 325,000 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

     Stockholders' Agreement. Lauder Family Members (other than The Lauder Foundation) who own shares of Common Stock have agreed pursuant to the Stockholders' Agreement to vote all shares beneficially owned by them for Leonard A. Lauder, Ronald S. Lauder and one person (if any) designated by each as directors of the Company. Leonard A. Lauder's nominee is William P. Lauder. Such stockholders beneficially owned, in the aggregate, on September 13, 1996, shares of Common Stock having approximately 97% of the voting power of the Company. The rights of each of Leonard A. Lauder and Ronald S. Lauder to designate a nominee exists only when such stockholder (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. The right of the individual stockholder to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P Lauder and Gary
M. Lauder, will succeed to his rights to be nominated as a director. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder Zinterhofer and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

     Board Committees. In February 1996, the Board of Directors established two committees -- the Audit Committee and the Compensation Committee.

     The Audit Committee members are Marshall Rose, P. Roy Vagelos, M.D. and Faye Wattleton. Ms Wattleton is the Chairman of the Committee. The Committee, among other things, makes recommendations to the Board of Directors regarding the independent auditors to be nominated for ratification by the stockholders, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews audit results.

     The Compensation Committee members are Marshall Rose and P. Roy Vagelos, M.D. Dr. Vagelos is the Chairman of the Committee. The Committee, among other things, has the authority to approve compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the Share Incentive Plan.

     Board and Board Committee Meetings. In fiscal 1996, there were six meetings (including four meetings by written consent) held by the Board of Directors (three of which took place after the initial public offering). The Compensation Committee and the Audit Committee each met once in fiscal 1996. The total combined attendance for all Board and Committee meetings was 100%.

     Compensation of Directors. Each non-employee director receives an annual retainer of $40,000. During each of the first five years of service, $10,000 of the annual retainer is payable in shares (or stock units) of Class A Common Stock. The number of shares or shares underlying units to be awarded is determined by dividing the dollar amount by the average closing price for the Class A Common Stock on the twenty trading days next preceding the date of grant. In addition, on the date of the first annual meeting of stockholders which is more than six months after a non-employee director's initial election to the Board, he or she will be granted 1,000 shares of Class A Common Stock (plus a related cash amount for reimbursement of taxes). Any shares of Class A Common Stock granted to non-employee directors as compensation, while not restricted, are expected to be held by such persons until they are no longer serving as a director. Non-employee directors also receive $1,000 for each board or committee meeting attended plus reimbursement of travel expenses to such meetings. Each of the Chairman of the Audit Committee and the Chairman of the Compensation Committee receives an additional $3,000 per year. Directors who are also employees of the Company receive no additional compensation for service as a director.

     Compensation Committee Interlocks and Insider Participation. Prior to the establishment of the Compensation Committee in February 1996, Leonard A. Lauder and Ronald S. Lauder were directors of the Company and each participated in deliberations concerning executive compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Family Relationships. The Company was founded by Estee Lauder ("Mrs. Lauder") and her late husband, Joseph Lauder. Until September 1995, Mrs. Lauder was Chairman of the Board of Directors of the Company. She is currently Founding Chairman, an honorary position. Her son, Leonard A. Lauder, is the Chief Executive Officer and Chairman of the Board of Directors of the Company. Her other son, Ronald S. Lauder, is a Director of the Company and Chairman of Estee Lauder International, Inc. and Clinique Laboratories, Inc. Leonard A. Lauder's wife, Evelyn H. Lauder, is a Senior Corporate Vice President of the Company. Leonard A. Lauder and his wife have two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is President of Origins Natural Resources Inc. and a Director of the Company. Ronald S. Lauder and his wife, Jo-Carole Lauder, have two daughters, Aerin Lauder Zinterhofer and Jane Lauder. Aerin Lauder Zinterhofer is a Director of Creative Product Development for the Estee Lauder brand. Jane Lauder is an Account Executive in the Clinique U.S.A. field sales force. Although not currently employed by the Company, Gary M. Lauder was employed by the Company in the past.

     As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) Mrs. Lauder and her estate, guardian, conservator or committee; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Mrs. Lauder and/ or Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Mrs. Lauder, Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Mrs. Lauder and/or Lauder Descendants.

     Estee Lauder AG Lachen. Estee Lauder AG Lachen ("Lachen") and its subsidiaries manufacture cosmetics and fragrances and sell them to the Company's other subsidiaries and third-party distributors. Lachen was previously owned in part by the Company and in part by Lauder Family Members. In the recapitalization that occurred prior to the Company's initial public offering (the "Recapitalization"), all the shares of Lachen held by Lauder Family Members were exchanged for shares of Class A Common Stock and Class B Common Stock having an aggregate value equal to the aggregate value of the Lachen shares exchanged. The value of such Lachen shares was $85 million and the holders of such shares received in the aggregate 1,634,615 shares of Class A Common Stock and 1,634,615 shares of Class B Common Stock. As a result of the Recapitalization, Lachen and its subsidiaries are now wholly-owned subsidiaries of the Company. See "Certain Dividend Payments" below.

     Lauder Family Partners, L.P. In December 1994, Lauder Family Partners, L.P., a New York limited partnership formed by Lauder Family Members in November 1994 ("Lauder Family Partners"), acquired a majority interest in Make-Up Art Cosmetics Limited ("M.A.C."). At the time of the acquisition, the Company was appointed as the exclusive distributor of M.A.C. products outside the United States and Canada. The general day-to-day activities of M.A.C., as well as the marketing, product development, manufacturing and U.S. and Canadian distribution of M.A.C. products, continue to be directed by the founders of M.A.C. (the "Sellers"). The Sellers, who are not affiliates of the Lauder family, continue to hold the remaining equity interests in M.A.C.

     Lauder Family Partners acquired its interest from the Sellers for cash and a three-year amortizing note (the "Purchaser Note"). Part of the cash portion of the purchase price was funded with the proceeds of a five-year $19 million note issued by Lauder Family Partners to a subsidiary of the Company. Principal and interest on the Purchaser Note are payable quarterly and, prior to the Recapitalization, payments were made by Lauder Family Partners using proceeds of additional borrowings from the subsidiary. Interest on all amounts borrowed from the subsidiary accrued at the higher of the Base Rate (as defined in the Company's principal credit agreement, currently 8.75%) plus 50 basis points and the applicable federal rate (as determined for federal income tax purposes) and was payable semi-annually, unless Lauder Family Partners elected to convert the amount of interest due on any payment date into additional principal. The highest outstanding principal amount of Lauder Family Partners' indebtedness to the subsidiary in Fiscal 1996 was $26.5 million. As part of the Recapitalization, such indebtedness became an intercompany obligation.

     In the Recapitalization, all the partnership interests in Lauder Family Partners were exchanged for shares of Class A Common Stock and Class B Common Stock having an aggregate value equal to the aggregate value of the partnership interests exchanged. The value of such partnership interests exchanged was $78 million and the holders of such partnership interests received in the aggregate 1,500,000 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock. As a result of the Recapitalization, the Company became the beneficial owner of the majority equity interest in M.A.C. and succeeded to the obligations under the Purchaser Note.

     Certain Dividend Payments. Immediately prior to the Recapitalization, Lachen declared a special cash dividend in the aggregate amount of $20 million payable to holders of its SFr 1,000 par value shares, all of whom were Lauder Family Members. The Company also declared a special dividend, payable to the then holders of its common stock, consisting of interests in corporations and partnerships holding certain assets of the Company, such as art, furniture and investments, which are unrelated to the Company's core business, and an aggregate of $29.6 million in cash. The aggregate fair value of the non-cash assets was $19.6 million.

     The Company paid regular cash dividends aggregating $21.4 million in fiscal 1996 on the common and preferred stock that was converted into Class A Common Stock and Class B Common Stock in the Recapitalization.

     Royalty Arrangements. In 1969, the Company acquired from Mrs. Lauder ownership of the trademark Estee Lauder in the United States and internationally in exchange for royalty payments on sales of Estee Lauder brand products during Mrs. Lauder's lifetime. The royalty payments also relate to sales of Prescriptives products, which were initially sold under the Estee Lauder brand. In November 1995, the Company purchased the right to receive royalty payments with respect to the United States (the "Domestic Royalty") from The Estee Lauder 1994 Trust (which acquired Mrs. Lauder's rights to such payments in 1994) for $88.5 million. The amount was based on an estimate of the pre-tax cost to the Company of the Domestic Royalty provided by Morgan Guaranty Trust Company of New York ("Morgan Guaranty"). Morgan Guaranty used valuation methodologies it deemed necessary or appropriate in arriving at such pre-tax cost based on (i) Morgan Guaranty's consideration of the information supplied by the Company and (ii) application of investment banking analysis premised on analyzing the long-term value of the Company. The Domestic Royalty paid to The Estee Lauder 1994 Trust in fiscal 1996, prior to purchase, amounted to $11.2 million.

     The royalty with respect to international sales (the "International Royalty") continues to be an obligation of the Company until Mrs. Lauder's death. The International Royalty paid to Mrs. Lauder for fiscal 1996 amounted to $14.9 million.

     1992 Arrangements. Prior to the initial public offering, the Company guaranteed certain obligations of a trust created by Ronald S. Lauder (the "RSL 1992 Trust"), of which Ronald S. Lauder and Leonard A. Lauder and Morgan Guaranty were trustees (the "1992 Trustees"). The Company guaranteed the obligations of the RSL 1992 Trust under two bank credit agreements providing for borrowings of up to $100 million and $25 million, respectively. Ronald S. Lauder agreed to reimburse the Company for any payments made by the Company in connection therewith. The Company was never required to make any payments pursuant to such guaranties.

     In addition, the Company agreed to purchase from the RSL 1992 Trust certain senior subordinated notes of the RSL 1992 Trust, the proceeds of which were used by the RSL 1992 Trust to fund interest payments on the guaranteed borrowings. Pursuant to the agreement, the Company purchased a $4.1 million note from the RSL 1992 Trust in October 1995. The note was repaid in full (with interest) and terminated upon consummation of the initial public offering.

     Master Registration Rights Agreement. Leonard A. Lauder, Ronald S. Lauder, The Estee Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder Zinterhofer, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty and the Company are parties to a Registration Rights Agreement (the "Master Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estee Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estee Lauder 1994 Trust may be used only by a pledgee of The Estee Lauder 1994 Trust's shares of Common Stock. All the parties to the Master Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any pledgee of The Estee Lauder 1994 Trust under the Master Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration for Class A Common Stock in any twelve calendar month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

     The Estee Lauder 1994 Trust will be entitled to six demand registration rights, three of which may be used only by a pledgee of The Estee Lauder 1994 Trust's shares of $6.50 Cumulative Redeemable Preferred Stock, and an unlimited number of piggyback registration rights with respect to the shares of the $6.50 Cumulative Redeemable Preferred Stock. The LAL 1995 Trust has one demand registration right and an unlimited number of piggyback registration rights with respect to shares of the $6.50 Cumulative Redeemable Preferred Stock under the Master Registration Rights Agreement. These rights are exercisable by the Estee Lauder 1994 Trust and the LAL 1995 Trust until the later of June 30, 2000 and Mrs. Lauder's death.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registration pursuant to the exercise of piggyback rights. The Company has agreed to indemnify such persons against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Stockholders' Agreement. All Lauder Family Members (other than The Lauder Foundation) that beneficially own shares of Common Stock are parties to a stockholders' agreement with the Company (the "Stockholders' Agreement"). The stockholders who are parties to the Stockholders' Agreement (who beneficially owned, in the aggregate, shares of Common Stock having approximately 97% of the voting power of the Company on September 13, 1996) have agreed to vote in favor of the election of Leonard A. Lauder and Ronald S. Lauder and one designee of each as directors. See "Additional Information Regarding the Board of Directors -- Stockholders' Agreement." The Stockholders' Agreement also contains certain limitations on the transfer of shares of Class A Common Stock and Class B Common Stock. In addition, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted the other parties (the "Offerees") a right of first offer to purchase shares of Class A Common Stock the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member, except in certain circumstances, such as sales in a widely distributed underwritten public offering or sales made in compliance with Rule 144. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

     Other Indebtedness to the Company. From time to time, prior to the initial public offering, the Company made loans to Mrs. Lauder (including The Estee Lauder 1994 Trust), Leonard A. Lauder and Ronald S. Lauder. All such loans were repaid concurrently with the offering. During fiscal 1996, the largest aggregate amount of indebtedness outstanding was as follows: to Mrs. Lauder (including The Estee Lauder 1994 Trust), $23.2 million; to Leonard A. Lauder, $0.2 million; and to Ronald S. Lauder, $90.7 million. Interest accrued on the loans at a rate equal to the applicable federal rate (as determined for federal income tax purposes), which ranged from 5.65% to 5.88% during fiscal 1996.

     In fiscal 1996, Joseph Gubernick, Senior Vice President -- Research and Development, borrowed $300,000 from the Company which loan is payable in installments over three years. Interest accrues on the loan at a rate equal to 6.36% per annum, which was the applicable federal rate at the time the loan was made.

     Other Arrangements with Ronald S. Lauder. The Company has paid salaries and other expenses of certain personnel for services provided to Ronald S. Lauder in connection with activities unrelated to the Company. Mr. Lauder has reimbursed the Company for its incremental costs, which aggregated approximately $500,000 in fiscal 1996.

     The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. In fiscal 1996, the rent paid was approximately $550,000, which equals the Company's lease payments for that space. In connection with the sublease, and subject to certain conditions, the Company has agreed to make certain improvements, the cost of which will be amortized over the term of the sublease and be payable by the sublessee. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 1996, the affiliate paid the Company approximately $2.7 million pursuant to such agreement.

     The Lauder Foundation. The Lauder Foundation is a tax-exempt private foundation established by members of the Lauder Family in 1962. The directors of The Lauder Foundation are Estee Lauder, Leonard A. Lauder, Ronald S. Lauder, William P. Lauder and Aerin Lauder Zinterhofer. During fiscal 1996, the Company contributed $250,000 to The Lauder Foundation. In the Recapitalization, all shares of the Company's then existing preferred stock owned by The Lauder Foundation were converted into shares of Class A Common Stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the five other most highly compensated executive officers of the Company in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended June 30, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                               ----------------------------------------
                                                                         AWARDS
                                                               ---------------------------     PAYOUTS
                                                                                SECURITIES    ---------
                                    ANNUAL COMPENSATION         RESTRICTED      UNDERLYING      LTIP        ALL OTHER
   NAME AND PRINCIPAL            -------------------------     STOCK AWARDS      OPTIONS       PAYOUTS       COMPEN-
        POSITION         YEAR    SALARY($)       BONUS($)          ($)             (#)           ($)        SATION($)
- ------------------------ ----    ---------       ---------     ------------     ----------    ---------     ---------
LEONARD A. LAUDER....... 1996    1,600,000       1,700,700              --        600,000            --       993,835(a)
Chairman of the Board    1995    1,522,477         787,500              --             --            --     1,080,488
and Chief Executive
Officer
FRED H. LANGHAMMER...... 1996    1,500,000       1,500,000       1,500,000(b)     500,000            --        15,418(c)
President and Chief      1995      900,000       3,550,000(e)           --             --            --        15,040
Operating Officer
DANIEL J. BRESTLE....... 1996      750,000         727,500              --        100,000            --        21,537(c)
President of Clinique    1995      600,000         380,000              --             --            --        21,229
Laboratories, Inc.
ROBIN R. BURNS.......... 1996      923,700(d)      884,000(e)           --        100,000            --         4,510(c)
President of Estee       1995      898,700(d)      819,958              --             --     1,362,776(f)      3,881
Lauder (U.S.A. and
Canada)
SAUL H. MAGRAM.......... 1996    1,146,214(d)(e)   500,000              --         25,000            --        12,195(c)
Senior Vice President,   1995    1,091,250(d)(e)   472,500              --             --            --        11,981
General Counsel and
Secretary
JEANETTE S. WAGNER...... 1996      863,200(d)      850,000              --        125,000            --        13,025(c)
President of Estee       1995    1,043,200(d)(e)   850,000              --             --            --        13,110
Lauder International,
Inc.

- ---------------

(a) Amounts reported under "All Other Compensation" in fiscal 1996 for Mr. Lauder include the estimated dollar value of the benefit to him of Company-paid premiums on split dollar life insurance in the amount of $989,335. A trust established by Mr. Lauder pays the term-life portion of the policy. The Company will recover all premiums paid by it at the time death benefits are paid thereon, and may recover such amounts earlier under certain circumstances. The maximum potential value is calculated as if the fiscal year premiums were advanced to Mr. Lauder without interest until the time the Company expects to recover the premium (i.e., upon his death). The amount reported for Mr. Lauder in fiscal 1996 also includes $4,500 of matching contributions made pursuant to the Company's qualified defined contribution plan.

(b) Reflects the dollar value (without consideration of the restrictions) of restricted stock units granted to Mr. Langhammer pursuant to his employment agreement in fiscal 1996. The stock units are accompanied by dividend equivalent rights which are payable in additional units. At the end of fiscal 1996, Mr. Langhammer held 57,953 restricted stock units. Based on the closing price at the end of fiscal 1996, the value of such units (without consideration of the restrictions) was $2,448,514. The stock units are payable in shares of Class A Common Stock within 90 days after Mr. Langhammer's termination of employment. Pursuant to his employment agreement, he received an additional grant of 37,920 restricted stock units on July 1, 1996.

(c) Amounts reported in fiscal 1996 include: (i) the estimated dollar value of the benefit to the named executive officer of Company-paid premiums for split dollar life insurance (calculated on the same basis as disclosed in note (a)) as follows: Mr. Langhammer, $10,268; Mr. Brestle, $16,465; Mr. Magram, $6,863; and Mrs. Wagner, $7,875; (ii) matching contributions made on behalf of the named executive officer pursuant to the Company's qualified defined contribution plan as follows:

    Mr. Langhammer, $4,500; Mr. Brestle, $4,500; Ms. Burns, $4,250; Mr. Magram, $4,500; and Mrs. Wagner, $4,500 and (iii) the dollar value of the share grants made as part of the Company-wide program to the named executive officer as follows: Mr. Langhammer, $650; Mr. Brestle, $572; Ms. Burns, $260; Mr. Magram, $832; and Mrs. Wagner, $650.

(d) Includes cash received in lieu of executive perquisites.

(e) Includes amounts deferred by (i) Mr. Langhammer equal to $1,500,000 in fiscal 1995, (ii) Ms. Burns equal to $200,000 in fiscal 1996, (iii) Mr. Magram equal to $182,000 in fiscal 1996 and $174,000 in fiscal 1995, and
    (iv) Mrs. Wagner equal to $350,000 in fiscal 1995.

(f) Includes amounts paid or to be paid out to Ms. Burns pursuant to an individual deferred bonus arrangement covering the period from fiscal 1992 through fiscal 1995.

                          OPTION GRANTS IN FISCAL 1996

                                                             INDIVIDUAL GRANTS
                                  -----------------------------------------------------------------------
                                    NUMBER OF       % OF TOTAL
                                    SECURITIES       OPTIONS
                                    UNDERLYING      GRANTED TO    EXERCISE                   GRANT DATE
                                     OPTIONS       EMPLOYEES IN     PRICE     EXPIRATION       PRESENT
                                  GRANTED (#)(1)   FISCAL YEAR     ($/SH)        DATE       VALUES ($)(2)
                                  --------------   ------------   ---------   -----------   -------------
Leonard A. Lauder...............      600,000          19.1        $ 26.00       11/16/05    $ 3,995,858
Fred Langhammer.................      500,000          15.9          26.00       11/16/05      3,329,882
Daniel J. Brestle...............      100,000           3.2          26.00       11/16/05        665,976
Robin R. Burns..................      100,000           3.2          26.00       11/16/05        665,976
Saul H. Magram..................       25,000           0.8          26.00       11/16/05        166,494
Jeanette S. Wagner..............      125,000           4.0          26.00       11/16/05        832,471

- ---------------

(1) The options granted in fiscal 1996 to the named executive officers have a term of 10 years and were granted pursuant to the executive officers' respective employment agreements or the Share Incentive Plan.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: expected time of exercise of six years, volatility of 15%, dividend yield of 1.3% and interest rate of 5.74% (six year Treasury note rate at grant date). The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised.

   AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL 1996 YEAR-END OPTION
                                   VALUES (1)

                                              NUMBER OF SECURITIES          VALUES OF UNEXERCISED IN-THE-
                                             UNDERLYING UNEXERCISED
                                              OPTIONS AT FY-END(#)          MONEY OPTIONS AT FY- END($)(2)
                                          -----------------------------     -----------------------------
                                          EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                          -----------     -------------     -----------     -------------
Leonard A. Lauder.......................       0             600,000             0            9,750,000
Fred Langhammer.........................       0             500,000             0            8,125,000
Daniel J. Brestle.......................       0             100,000             0            1,625,000
Robin R. Burns..........................       0             100,000             0            1,625,000
Saul H. Magram..........................       0              25,000             0              406,250
Jeanette S. Wagner......................       0             125,000             0            2,031,250

- ---------------

(1) No options were exercised in fiscal 1996.

(2) The closing price on June 28, 1996, the last trading day in fiscal 1996, was $42.25.

     Annual Incentive Plan. The Company's annual incentive compensation plan (the "Annual Incentive Plan") is designed to motivate employee participants to achieve the Company's annual performance goals in support of its strategic objectives. Approximately 500 employees are currently eligible to participate in the Annual Incentive Plan.

     Under the Annual Incentive Plan, each participating employee is assigned a target bonus award, representing up to 100% of his or her annual base salary (or in the case of Leonard A. Lauder, an amount which will be determined in accordance with a formula based primarily on net earnings) that will be paid if the Company's annual performance objectives and the participant's individual performance objectives are achieved. Company performance objectives are established by senior management members and individual performance objectives are established by the manager of the applicable unit or division of the Company. Starting with fiscal 1997, performance objectives and awards for executive officers under the Annual Incentive Plan are approved by the Compensation Committee and submitted for ratification by the full Board of Directors. Payouts are determined annually following determination of the Company's fiscal year-end results, and the Company intends to make the payments in or about September to participants who remain employed at that time or, in the Company's discretion, to participants who have ceased to be employed by the Company. No individual may receive under the Annual Incentive Plan more than $5 million on account of any fiscal year. The Annual Incentive Plan is subject to amendment or termination at any time, but no such action may adversely affect any rights or obligations with respect to any awards theretofore made under the Annual Incentive Plan.

     For fiscal 1996, the bonuses under the Annual Incentive Plan for Leonard A. Lauder, Fred H. Langhammer, Daniel J. Brestle, Robin R. Burns, Saul H. Magram and Jeanette S. Wagner are set forth in the Summary Compensation Table.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a publicly-held corporation a deduction for compensation in excess of $1 million per year paid to the chief executive officer (the "CEO") or any of the four most highly compensated executive officers of the Company (other than the CEO) (the "Covered Officers") unless such compensation is paid pursuant to the performance-based exception set out in such section. Based upon a special transition rule contained in the Treasury regulations for private corporations that complete an initial public offering, and assuming no material modifications to the Annual Incentive Plan, the Company intends to treat all payments made to Covered Officers under the Annual Incentive Plan until the annual meeting of stockholders in fiscal 2000 as not subject to the deduction limitations of Section 162(m) of the Code.

     Share Incentive Plan. The Company's Fiscal 1996 Share Incentive Plan (the "Share Incentive Plan") is intended generally to attract, retain and motivate officers, key employees and non-employee directors and to align their interests with those of the stockholders. A total of 4,225,000 shares of Class A Common Stock may be issued under the Share Incentive Plan, upon exercise of stock options and stock appreciation rights ("SARs") and vesting of performance share awards, stock awards or stock units. The shares available under the Share Incentive Plan do not include grants of stock options and stock units in respect of approximately 5,700,000 shares of Class A Common Stock that are expected to be made pursuant to certain employment agreements. See "Employment Agreements" below. In fiscal 1996, the Company granted stock options in respect of 1,565,000 shares of Class A Common Stock under the Share Incentive Plan (of which, stock options in respect of 8,500 shares have been canceled and the underlying shares returned for re-issuance) and stock options in respect of 1,575,000 shares of Class A Common Stock and stock units in respect of 57,953 shares of Class A Common Stock pursuant to employment agreements contemporaneously with the Company's initial public offering and from dividend equivalents on the stock units. The Share Incentive Plan is currently administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority, subject to the terms of the Share Incentive Plan (including the formula grant provisions contained therein), to determine when and to whom to make grants or awards under the plan, the number of shares to be covered by the grants or awards, the types and terms of performance shares, stock options, SARS, stock grants and stock units, the exercise price of stock options and SARS, and to prescribe, amend and rescind rules and regulations relating to the Share Incentive Plan. The Compensation Committee's determinations under the Share

Incentive Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants and awards under the Share Incentive Plan. The number of shares of Class A Common Stock with respect to which benefits may be granted or awarded to an individual participant pursuant to the Share Incentive Plan is limited to 1,000,000. Such limitation does not apply to stock or stock-based awards made outside the Share Incentive Plan. Approximately 300 officers and key employees currently are eligible to participate in the Share Incentive Plan. Stock awards to non-employee directors will be made under the Share Incentive Plan. See "Compensation of Directors" above.

     The Company's Board of Directors may amend, suspend or terminate the Share Incentive Plan at any time except that, unless approved by stockholders of the Company, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Share Incentive Plan, except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares, (ii) materially increase the benefits accruing to Share Incentive Plan participants or (iii) materially change the requirements as to eligibility for participation in the Share Incentive Plan. In addition, no amendment to the Plan may be made without approval of the stockholders if the amendment would disqualify any "incentive stock options" granted under the Share Incentive Plan. By mutual agreement between the Company and a participant, awards may be made under the Share Incentive Plan in substitution and cancellation of benefits previously granted to the participant under the Share Incentive Plan. Benefits granted under the Share Incentive Plan are subject to adjustment in the event of certain changes affecting the Class A Common Stock.

     The Compensation Committee may grant "incentive stock options" within the meaning of Section 422 of the Code, "non-qualified stock options" or SARs in respect of shares of Class A Common Stock to participating employees alone or in tandem with other awards under the Share Incentive Plan. The exercise price of a stock option or base price of an SAR may not be less than the fair market value of the underlying shares of the Class A Common Stock on the date of grant. The exercise period for stock options and SARs will be determined by the Compensation Committee and may not exceed 10 years from the date of grant (except upon death of an optionee or grantee in the last year of the term, in which case, the expiration date of non-qualified stock options and SARs will be one year after death). Stock options and SARs will be exercisable at such times, in such amount, in accordance with such terms and conditions, and subject to such restrictions, as are set forth in the agreement evidencing the grant of such options or SARS. The Committee may grant stock options that provide for the grant of a restoration stock option to the extent such stock options are exercised through the tender of previously owned shares of Class A Common Stock. The number of shares of Class A Common Stock covered by any restoration stock option cannot exceed the number of shares tendered, the exercise price thereof must equal the then current fair market value of the Class A Common Stock and the exercise period thereof may not extend beyond the remaining term of the original option. In the event of a change of control (as defined in the Share Incentive Plan) of the Company (other than by reason of a change in the relative beneficial ownership by members of the Lauder family and family-controlled entities), outstanding stock options and SARs may become exercisable immediately and, in the discretion of the Compensation Committee, the excess of the fair market value of the Class A Common Stock subject to such stock options or SARs over the exercise price or base price thereof will be paid out in cash. The exercise of any option or SAR after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (a) competes with or takes other employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the written consent of the Company nor (b) conducts himself or herself in a manner adversely affecting the Company.

     Stock options and SARs may be transferred by an optionee only by will or by the laws of descent and distribution, and may be exercised only by the optionee or grantee during his lifetime. If a participant dies and the applicable award agreement so provides, all outstanding options and SARs will become immediately vested and may be exercised by the person or persons to whom the optionee's or grantee's rights pass within one year after the optionee's or grantee's death. In no case (other than in the event of the participant's death) may options or SARs be exercised later than the expiration date of the stock options or SARs specified in the grant.

     Upon exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive cash, shares of Class A Common Stock or any combination thereof, as determined by the Compensation Committee, in an amount equal to the excess of the fair market value of one share of Class A Common Stock on the exercise date over the base price, multiplied by the number of shares in respect of which the SAR is exercised.

     The Compensation Committee may grant performance share awards, in the form of shares or units, to participating employees alone or in tandem with other awards under the Share Incentive Plan. In the event that the Compensation Committee grants such awards, it will establish performance goals which, depending on the extent to which they are met, will determine the number and/or value of performance share awards that will be paid out. Payouts may be in shares of Class A Common Stock (with or without restrictions) and/or cash. Performance goals may be based upon Company-wide, divisional and/or individual performance.

     The Compensation Committee may grant stock awards, in such amounts and subject to such terms and conditions as the Compensation Committee will determine. The vesting of a stock award granted under the Share Incentive Plan may be conditioned upon the completion of a specified period of service, upon the attainment of specified performance goals and/or upon such other criteria, if any, as the Compensation Committee may determine. In addition, the right to vote and receive dividends on the shares of Class A Common Stock subject to the stock award will be determined by the Compensation Committee.

     The Compensation Committee also may grant stock units, each of which is a notional account representing one share of Class A Common Stock. Stock units granted under the Share Incentive Plan are payable in shares of Class A Common Stock at such time as is set forth in an award agreement and are accompanied by such restrictions on vesting, if any, as may be determined by the Compensation Committee. While stock units do not confer voting rights on the participant, the Compensation Committee may provide that a stock unit be accompanied by dividend equivalent rights payable in cash or in the form of additional stock units.

     Although eligible, none of the named executive officers received any grants under the Share Incentive Plan in fiscal 1996. Their grants were made pursuant to their employment agreements. See "Employment Agreements" below.

     As in the case of the Annual Incentive Plan, and assuming no material modifications of the Share Incentive Plan, the Company intends to rely on the special transition rule contained in the Treasury regulations for private corporations that complete an initial public offering to deduct all compensation expenses related to awards or grants made under the Share Incentive Plan to the Covered Officers before the annual meeting of stockholders in fiscal 2000. Thereafter, the deductibility of compensation expenses related to awards or grants made under the Share Incentive Plan which result in total covered compensation in excess of $1 million for the Covered Officers will depend on whether the Company and the plan comply with the performance-based exception to
Section 162(m).

     Pension Plans. The Company provides retirement benefits to its employees in the United States through a defined benefit plan, which is intended to be qualified under Section 401 of the Code, and a related non-qualified restoration plan. In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date (which include all the named executive officers except Ms. Burns), retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment, times final qualifying average compensation, times a percentage (currently 1.5%), offset by certain amounts calculated with reference to Social Security entitlements. For other employees, retirement benefits under the plans are the aggregate amount of annual credits (calculated with reference to total annual compensation, with certain items excluded) plus interest credits thereon. The benefits payable to Leonard A. Lauder, Fred H. Langhammer, Saul H. Magram and Jeanette S. Wagner are calculated with reference to supplemental undertakings.

     Leonard A. Lauder currently has 38 years of qualifying Company employment. Assuming Mr. Lauder retires at the end of his current contract term (i.e., at age 67) with 42 years of qualifying Company employment, his projected annual retirement benefits would be approximately $798,000. Pursuant to his employment agreement, Mr. Lauder (or his wife, estate or designee) also will be paid approximately $1.8 million per year, assuming he retires at the end of his contract term. Payments under such arrangement will commence upon the earliest to occur of his retirement, his death or his 70th birthday and will continue for ten years thereafter.

     Mr. Langhammer currently has 21 years of qualifying Company employment. Assuming that he retires at normal retirement age with 34 years of qualifying Company employment, his projected annual retirement benefit would be approximately $1.4 million payable during his lifetime.

     Mr. Brestle currently has 18 years of qualifying Company employment. Assuming that he retires at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $401,000 payable during his lifetime.

     Ms. Burns currently has 6 years of qualifying Company employment. Assuming that she retires at normal retirement age with 27 years of qualifying Company employment, her projected retirement benefit would be a single sum amount of approximately $3,756,000.

     Mr. Magram currently has 27 years of qualifying Company employment. Assuming that he retires at the end of his current contract term at age 67 with 28 years of qualifying Company employment, his projected initial annual retirement benefit would be approximately $794,000 payable during his lifetime.

     Mrs. Wagner currently has 21 years of qualifying Company employment. Assuming that she retires at the end of her contractual period at age 68 she will have 23 years of qualifying Company employment and her projected annual retirement income would be approximately $532,000 payable during her lifetime.

     Employment Agreements. Set forth below are descriptions of the Company's employment agreements with Leonard A. Lauder, Ronald S. Lauder, Fred H. Langhammer, Robin R. Burns, Daniel J. Brestle, Saul H. Magram, and Jeanette S. Wagner.

     Leonard A. Lauder. Mr. Lauder's employment agreement provides for his employment as Chief Executive Officer and Chairman of the Board of the Company through June 30, 2000, unless earlier terminated. The agreement provides for a base salary of $1.6 million for fiscal 1996, which will be increased by $80,000 each successive fiscal year during the term of the agreement. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed above. Mr. Lauder's annual bonus under the Annual Incentive Plan is determined according to a formula, which provides Mr. Lauder a bonus equal to a percentage of the amount by which the Company's net earnings exceed 3.5% of net sales (or 4.0% of net sales in fiscal 1999 and 2000). Mr. Lauder received an initial grant of stock options in respect of 600,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share (i.e., the initial public offering price per share). The initial stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, he received a grant of stock options in respect of 500,000 shares of Class A Common Stock on July 1, 1996 (with an exercise price of $42.75 per share) and will receive additional grants of stock options in respect of 500,000 shares of Class A Common Stock on July 1 of each year from 1997 to and including 1999. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. Mr. Lauder may elect to defer certain of his cash compensation. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled", in which event Mr. Lauder will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination or, if no bonuses have been paid, his base salary (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. Lauder's death during the term of his employment, for a period of one-year from the date of Mr. Lauder's death, his beneficiary or legal representative will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation. Mr. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. Lauder's employment for any reason upon 60 days written notice. In the event of termination by the Company (other than for "cause"), (a) Mr. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination,
(ii) receive the Leonard Lauder Bonus Compensation and (iii) participate in the Company's benefit plans and (b) Mr. Lauder will not be subject to a covenant not to compete set forth in the employment agreement.

     Ronald S. Lauder. Mr. Lauder's employment agreement provides for his employment as Chairman of the Board of Clinique Laboratories, Inc. and Estee Lauder International, Inc. through June 30, 2000, unless earlier terminated. The agreement provides for an annual base salary of $400,000. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. At the time of the initial public offering, Mr. Lauder received approximately $4.8 million in settlement of a supplemental pension account. Mr. Lauder received an initial grant of stock options in respect of 150,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share. These stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, he received a grant of stock options in respect of 125,000 shares of Class A Common Stock on July 1, 1996 (with an exercise price of $42.75 per share) and will receive additional grants of stock options in respect of 125,000 share of Class A Common Stock on July 1 of each year from 1997 to and including 1999. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled", in which event Mr. Lauder, for a period of two years after termination, will be entitled to (i) receive his base salary and
(ii) participate in the Company's benefit plans. In the event of Mr. Lauder's death, his beneficiary or legal representative is entitled to receive his base salary for a period of one year. Mr. Lauder may terminate his employment at any time upon six months written notice to the Company, in which event Mr. Lauder will be entitled to receive his base salary for the six-month period following termination. In addition, the Company may terminate Mr. Lauder's employment for any reason upon 60 days written notice. In the event of termination by the Company (other than for "cause"), (a) Mr. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary and (ii) participate in the Company's benefit plans and (b) Mr. Lauder will not be subject to a covenant not to compete set forth in the employment agreement.

     Fred H. Langhammer. Mr. Langhammer's employment agreement provides for his employment as President and Chief Operating Officer of the Company through June 30, 2000, unless earlier terminated. The agreement provides for a base salary of $1.5 million for fiscal 1996, which will be increased by $75,000 each successive fiscal year during the term of the agreement. Mr. Langhammer is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mr. Langhammer is entitled to additional pension payments under a supplemental understanding with the Company. See "Pension Plans" above. Mr. Langhammer's annual bonus under the Annual Incentive Plan will be limited to 100% of his base salary in any fiscal year. Mr. Langhammer may elect to defer certain of his cash compensation. At the time of the initial public offering, Mr. Langhammer converted a portion of his deferred compensation balance to stock units payable in cash. These units are accompanied by dividend equivalents payable in additional stock units. All such units will be paid to Mr. Langhammer in cash at a time to be determined by the Company, but no later than ninety days after termination of his employment. Mr. Langhammer received an initial grant of stock options in respect of 500,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share. These stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, he received a grant of stock options in respect of 200,000 shares of Class A Common Stock on July 1, 1996 (with an exercise price of $42.75 per share) and will receive additional grants of stock options in respect of 200,000 shares of Class A Common Stock on July 1 of each year from 1997 to and including 1999. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. In November 1995, Mr. Langhammer also received 57,692 stock units, which amount is equal to $1.5 million divided by the initial public offering price per share. In addition, on July 1, 1996, Mr. Langhammer received additional stock units in respect of 37,920 shares and on July 1 of each year from 1997 to and including 1999, Mr. Langhammer will receive additional stock units in respect of that number of shares, not to exceed 100,000, equal to $1.5 million divided by the average closing price of the Class A Common Stock for the twenty trading days prior to the award date. An amount equal to the excess, if any, of $1.5 million over the value of 100,000 shares of Class A Common Stock will be mandatorily deferred and paid to Mr. Langhammer on a date chosen by the Company, but no later than ninety days after the termination of his employment. The stock units awarded to Mr. Langhammer are accompanied by dividend equivalents which are payable in additional stock units. Stock units awarded in any fiscal year may be forfeited under certain circumstances if Mr. Langhammer is terminated during such year. Stock units will be paid out in shares of Class A Common Stock at a time to be determined by the Company, but in no event later than ninety days after the termination of Mr. Langhammer's employment. The Company may terminate Mr. Langhammer's employment at any time if he becomes "permanently disabled", in which event Mr. Langhammer, for a period of one year from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination (the "Langhammer Base Salary"), (ii) receive bonus compensation equal to the average of the actual bonuses paid to him prior to such termination (the "Langhammer Bonus Compensation") and (iii) participate in the Company's benefit plans. In the event of Mr. Langhammer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive for a period of one year from the date of death the Langhammer Base Salary and the Langhammer Bonus Compensation. Mr. Langhammer may terminate his employment agreement at any time upon six months written notice to the Company, in which event Mr. Langhammer will be entitled to receive the Langhammer Base Salary and the Langhammer Bonus Compensation for a period of six months from the date of termination. In addition, the Company may terminate the employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for "cause") or if Mr. Langhammer terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in Mr. Langhammer's duties or responsibilities, (a) Mr. Langhammer, for a period of two years from the date of termination, will be entitled to (i) receive the Langhammer Base Salary, (ii) receive the Langhammer Bonus Compensation and (iii) participate in the Company's benefit plans and (b) Mr. Langhammer will not be subject to a covenant not to compete provided for in such agreement. In the event the Company does not offer to extend the term of Mr. Langhammer's employment, Mr. Langhammer will be entitled for a period of one year from expiration of his employment agreement to
(i) receive the Langhammer Base Salary, (ii) receive the Langhammer Bonus Compensation and (iii) participate in the Company's benefit plans.

     Daniel J. Brestle. Mr. Brestle's employment agreement provides for his employment as President of Clinique Laboratories, Inc. through June 30, 1998, unless earlier terminated. The agreement provides for a base salary of $750,000 for fiscal 1996, which will be increased by $50,000 each successive fiscal year during the term of the agreement. Mr. Brestle is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mr. Brestle's annual bonus under the Annual Incentive Plan will be limited to 100% of his base salary in any fiscal year. However, Mr. Brestle's base salary and bonus compensation will in no event be less than $1 million for fiscal 1996, $1.1 million for fiscal 1997 and $1.2 million for fiscal 1998. Mr. Brestle may elect to defer certain of his cash compensation. Mr. Brestle received an initial grant of stock options in respect of 100,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share. These stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, he received a grant of stock options in respect of 50,000 shares of Class A Common Stock on July 1, 1996 (with an exercise price of $42.75 per share) and will receive an additional grant of stock options in respect of 50,000 shares of Class A Common Stock on July 1, 1997. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. The Company may terminate Mr. Brestle's employment at any time if he becomes "permanently disabled", in which event Mr. Brestle will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive bonus compensation prorated to the date of termination and (iii) participate in the Company's benefit plans for such one year period. In the event of Mr. Brestle's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive his base salary in effect at the time of death to the last day of the month in which his death occurs and (ii) receive bonus compensation prorated to the date of death. Mr. Brestle may terminate his employment agreement at any time upon six months written notice to the Company, in which event Mr. Brestle, for a period of six months from the date of termination, will be entitled to receive, (i) his base salary in effect at the time of termination and (ii) bonus compensation equal to 25% of the average of incentive compensation bonuses previously paid or payable to him during the contract term or, if no such bonuses have been paid or are payable as of the date of termination, 25% of the base salary paid during such six month period. In addition, the Company may terminate his employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for "cause"), Mr. Brestle, for a period of one year from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term or, if no such bonuses have been paid or are payable as of the date of termination, 50% of the base salary paid during such one year period and (iii) participate in the Company's benefit plans. If Mr. Brestle terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in his duties or responsibilities, he will receive the same benefits as if he had terminated his employment agreement and will not be subject to a covenant not to compete provided for in such agreement.

     Robin R. Burns. Ms. Burns' employment agreement provides for her employment as President and Chief Executive Officer of Estee Lauder (USA and Canada) through June 30, 1998, unless earlier terminated. The agreement provides for a base salary of $850,000 for fiscal 1996, which will be increased by $50,000 each successive fiscal year during the term of the agreement. Ms. Burns is entitled to participate in standard benefit plans, such as the Company's pension and medical plans and receives executive perquisites of $73,700 annually. Ms. Burns' annual bonus under the Annual Incentive Plan will be limited to 100% of her base salary in any fiscal year. However, Ms. Burns' base salary and bonus compensation will in no event be less than $1.2 million for fiscal 1996, $1.3 million for fiscal 1997 and $1.4 million for fiscal 1998 (the "Burns Annual Compensation"). Ms. Burns may elect to defer certain of her cash compensation. Ms. Burns received an initial grant of stock options in respect of 100,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share. These stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, she received a grant of stock options in respect of 50,000 shares of Class A Common Stock on July 1, 1996 (with an exercise price of $42.75 per share) and will receive an additional grant of stock options in respect of 50,000 shares of Class A Common Stock on July 1, 1997. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. The Company may terminate Ms. Burns' employment at any time if she becomes "permanently disabled", in which event Ms. Burns, for a period of one year from the date of termination, will be entitled (i) to receive the Burns Annual Compensation and
(ii) to participate in the Company's benefit plans. In the event of Ms. Burns' death during the term of employment, her beneficiary or legal representative will be entitled to receive the Burns Annual Compensation to the last day of the month in which her death occurs. Ms. Burns may terminate her employment agreement at any time upon six months' written notice to the Company, in which event Ms. Burns, for a period of six months from the date of termination, will be entitled to receive (i) her base salary at the rate in effect at the time of such termination and (ii) bonus compensation equal to 25% of the base salary paid for such six month period. In addition, the Company may terminate the employment agreement for any reason upon 60 days written notice. In the event of the Company's termination of the agreement (other than for "cause") or if Ms. Burns terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in Ms. Burns' duties or responsibilities or the appointment of any person other than Leonard A. Lauder or Fred H. Langhammer as the Chief Executive Officer of the Company, (a) Ms. Burns, for a period of one year from the date of termination, will be entitled to (i) receive her base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the base salary paid during such one year period,

(iii) receive bonus compensation in respect of the contract year in which such termination occurs equal to her base salary paid for such contract year and (iv) participate in the Company's benefit plans and (b) Ms. Burns will not be subject to a covenant not to compete provided for in such agreement.

     Saul H. Magram. Mr. Magram's employment agreement provides for his employment as Senior Vice President, General Counsel and Secretary of the Company through December 31, 1998, unless earlier terminated. The agreement provides for a base salary of $926,100 and mandatory deferred salary of $173,645 for the 1995 calendar year, and an annual bonus of $472,500 (which represented the target bonus opportunity) for the 1995 fiscal year. Mr. Magram's base salary and mandatory deferred salary is increased by approximately 5% each successive calendar year during the term of the agreement. Mr. Magram's target bonus opportunity during the term of his employment agreement increases by approximately 5% each successive fiscal year. Mr. Magram's mandatory deferred salary is credited with interest at an annual rate not to exceed 9% and is payable on an annuity basis from the first January 1 after termination of Mr. Magram's employment through the remainder of his life. Mr. Magram is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mr. Magram is also entitled to receive a supplemental pension benefit, which is described above. Mr. Magram may elect to defer certain of his annual bonus. The Company may terminate Mr. Magram's employment at any time if he becomes "disabled" or engages in conduct that constitutes "cause". Mr. Magram may terminate the employment agreement upon six months' written notice to the Company. If the Company terminates the employment agreement without "cause" then, for the remaining term of the employment agreement, Mr. Magram will be entitled to (i) his base salary, (ii) his mandatory deferred compensation and
(iii) bonus compensation at an annual rate equal to the average of actual bonus paid to him in the three fiscal years immediately prior to such termination. In addition, upon such termination, Mr. Magram shall be entitled to receive for a period of approximately two years from the date of such termination his base salary (including the mandatory deferred amount) provided that he complies with certain confidentiality and non-competition covenants during such period.

     Jeanette S. Wagner. Mrs. Wagner's employment agreement provides for her employment as President of Estee Lauder International, Inc. through June 30, 1998, unless earlier terminated. The agreement provides for a base salary of $850,000 for fiscal 1996, which will be increased by $50,000 each successive fiscal year during the term of the agreement. Mrs. Wagner is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mrs. Wagner's annual bonus under the Annual Incentive Plan will be limited to 100% of her base salary in any fiscal year. However, Mrs. Wagner's base salary and bonus compensation will in no event be less than $1.2 million for fiscal 1996, $1.3 million for fiscal 1997 and $1.4 million for fiscal 1998. Mrs. Wagner may elect to defer certain of her cash compensation. Mrs. Wagner received an initial grant of stock options in respect of 125,000 shares of Class A Common Stock, each with an exercise price equal to $26.00 per share. The initial stock options are exercisable in three equal annual installments beginning on January 1, 1999. In addition, she received a grant of stock options in respect of 62,500 shares of Class A Common Stock on July 1, 1996, (with an exercise price of $42.75 per share) and will receive an additional grant of stock options in respect of 62,500 shares of Class A Common Stock on July 1, 1997. All such options are subject to similar terms and conditions as those applicable to stock options granted under the Share Incentive Plan. The Company may terminate Mrs. Wagner's employment at any time if she becomes "permanently disabled", in which event Mrs. Wagner will be entitled to (i) receive for a period of one year from the date of termination her base salary in effect at the time of termination (ii) receive bonus compensation prorated to the date of termination and (iii) participate in the Company's benefit plans for such one year period. In the event of Mrs. Wagner's death during the term of her employment, her beneficiary or legal representative will be entitled to (i) receive her base salary in effect at the time of death to the last day of the month in which her death occurs and (ii) receive bonus compensation prorated to the date of death. Mrs. Wagner may terminate the employment agreement at any time upon six months written notice to the Company, in which event Mrs. Wagner, for a period of six months from the date of termination, will be entitled to receive (i) her base salary in effect at the time of termination and (ii) bonus compensation equal to 25% of the average of incentive compensation bonuses previously paid or payable to her during the contract term or, if no such bonuses have been paid or are payable as of the date of termination, 25% of the base salary paid during such six month period. In addition, the Company may terminate her employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for "cause"), Mrs. Wagner, for a period of one year from the date of termination, will be entitled to (i) receive her base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to her during the contract term or, if no such bonuses have been paid or are payable as of the date of termination, 50% of the base salary paid during such one year period and (iii) participate in the Company's benefit plans. If Mrs. Wagner terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in her duties or responsibilities, she will receive the same benefits as if she had terminated her employment agreement and will not be subject to a covenant not to compete provided for in such agreement.

     Each employment agreement described above (other than the one with Ronald
S. Lauder) also provides that the Company may require the executive to defer certain amounts to be received by him or her to the extent such amounts may not be deductible by reason of Section 162(m) of the Code. Each agreement provides that the Company may reduce severance payments to be received by the executive to an amount that would avoid imposition of the excise tax imposed by Section 4999 of the Code on certain types of severance payments. Each agreement also contains certain confidentiality and non-competition provisions.

COMPENSATION COMMITTEE REPORT

     In connection with the public offering, the directors and stockholders of the Company at the time, all of whom were members of the Lauder family, determined that it was appropriate to establish a Compensation Committee of the Board consisting entirely of non-employee directors. Nevertheless, due to the mid-November date of the initial public offering, the desire to present prospective stockholders with information regarding executive compensation and the election of non-employee directors approximately two months after the offering, the compensation, including salary, bonus goals and option grants were set by the Board of Directors prior to the offering.

     In setting compensation levels for the most senior executive officers, the Board authorized, and the stockholders (at the time) approved, employment agreements with such executives. The agreements are summarized in this Proxy Statement. They provide, among other things, base salary levels and annual stock option grants. They also include bonus provisions and in the case of Leonard A. Lauder, the Chief Executive Officer, the formula for determining his bonus. The Board also authorized (a) the Share Incentive Plan (which was also approved by the stockholders at the time) and stock option grants to approximately 250 employees, including the executive officers not provided for by contract, and
(b) the Annual Incentive Plan, which codified the bonus policy the Company had been using for years. As a result, this report of the Compensation Committee reflects the decisions made by the Board of Directors that relate to compensation reported for the last fiscal year.

     As a private company, the Lauder family was able to devise a compensation program that could attract high-quality executives, retain them, motivate them to achieve Company, divisional and individual goals and reward them for success. Given the family's long-term outlook and the Company's record, and after review by two compensation consultants, this program was left essentially in place, other than the initial introduction of stock-based elements.

Salary and Bonuses

     Salary levels for executives reflect historical levels (including normal increases thereto) and for many executives reflect their long tenures with the Company. Bonuses are provided for by the Annual Incentive Plan, which is described in more detail above. For fiscal 1996, bonuses paid to executives reflect the record level of net earnings achieved by the Company and the attainment of individual performance goals by the executive officers. For officers in charge of sales divisions, bonuses are based primarily on performance at the division level. For other officers, bonuses are based primarily on the Company's overall results.

     In setting goals for executive officers in fiscal 1997, the Compensation Committee has determined to base a significant portion of the bonus for executive officers in charge of corporate departments on the net earnings of the Company. For executive officers in charge of Sales Divisions, such as Mr. Brestle, Ms. Burns and Mrs. Wagner, bonuses will be based primarily on divisional results.

     In the case of Mr. Langhammer, a significant portion of the compensation he formerly received annually was converted into restricted stock units. These units are equivalent to shares of Class A Common Stock and reflect a significant alignment of Mr. Langhammer's interests with those of the stockholders.

Stock Options

     Individual stock option awards, whether made pursuant to employment agreements or under the Share Incentive Plan, were based on the executive's position in the Company and his or her individual contributions as determined by the Board of Directors. The Compensation Committee anticipates that the size of future individual awards will continue to reflect each executive's position and expected contribution. The size of the initial awards reflected, in part, the first opportunity by certain executives to participate directly in the equity of the Company.

Compensation of the Chief Executive Officer

     Mr. Lauder's compensation reflects the performance of the Company in fiscal 1996. It also reflects his standing in the industry, his long-term commitment to the success of the Company and his involvement in the initial public offering.

     Mr. Lauder's bonus reflects the operation of his bonus formula, consisting solely of objective elements, principally net earnings. His option grant reflects the same principles as those described for executive officers generally.

     The Company is aware of the limitations on deductibility of certain compensation paid to the Covered Officers contained in Section 162(m) of the Internal Revenue Code. The Company's compensation program as it applies to its most highly paid executives was designed to take advantage of regulations applicable to newly public companies. Furthermore, each employment agreement with the named executive officers provides that amounts payable pursuant thereto may be deferred to the extent such amounts would not be deductible. Nevertheless, the Compensation Committee will maintain discretion to authorize payments that do not qualify for an exception to the deduction limitation.

Members of the Compensation Committee

P. Roy Vagelos, M.D. (Chairman)
Marshall Rose

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers for the period from November 16, 1995 (the date the Class A Common Stock was priced in connection with the Company's initial public offering) through June 30, 1996. The returns are calculated by assuming an investment in the Class A Common Stock and each index of $100 on November 16, 1995. The publicly traded companies in the peer group are: Avon Products, Inc., Clarins, L'Oreal S.A., LVMH Moet Hennessy Louis Vuitton, The Procter & Gamble Company, Elf Sanofi S.A., Shiseido Company, Ltd. and Unilever N.V. Shares of Clarins, L'Oreal S.A. and Elf Sanofi S.A. are not traded in U.S. dollars. For purposes hereof, the stock prices of such companies were converted into dollars on the measurement dates.

      Measurement Period                          S&P 500 In-     Peer Group
    (Fiscal Year Covered)           Company           dex            Index
11/16/95                                   100             100             100
12/31/95                                134.13          103.30          101.16
3/31/96                                 137.83          108.84          108.27
6/30/96                                 163.21          113.73          114.33

                                                                           VALUE ON
                                                                         JUNE 30, 1996
                                                                         -------------
        The Estee Lauder Companies Inc.................................     $163.21
        S&P 500 Index..................................................     $113.73
        Peer Group Index...............................................     $114.33

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (ITEM 2)

     The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 1997, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof have any financial interest, direct or indirect, in the Company.

     One or more representatives of Arthur Andersen LLP (a) will be present at the 1996 Annual Meeting of Stockholders, (b) have an opportunity to make a statement if he desires to do so and (c) be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the 1996 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will hold the votes of all stockholders in confidence from the Company, its Directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will also retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of the Company without additional compensation.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company on or before June 1, 1997, to be eligible for inclusion in the Company's Proxy Statement and proxy relating to that meeting.

     According to the Amended and Restated Bylaws of the Company, a proposal for action to be presented by any stockholder at an annual or special meeting of stockholders shall be out of order unless specifically described in the Company's notice to all stockholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing (in the form specified in the Bylaws) to the Chairman of the Board of Directors and received at the principal executive offices of the Company at least 60 days (and no more than 90 days) prior to the first anniversary of the date of the last annual meeting of stockholders, and such proposal is, under law, an appropriate subject for action by stockholders. In addition to the notice requirement, the stockholder is required to appear in person, or through a qualified representative, at the meeting to present his or her proposal.

                               OTHER INFORMATION

     Management of the Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                               Saul H. Magram
                                               Secretary
New York, New York
September 30, 1996

                    ---------------------------------------

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 1996, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.
                    ---------------------------------------

                                      LOGO

                                      LOGO

                        THE ESTEE LAUDER COMPANIES INC.

                              CLASS A COMMON STOCK

PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, Robert J. Bigler and Saul H. Magram, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estee Lauder Companies Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on November 6, 1996, at The St. Regis Hotel, 20th Floor Penthouse, 2 E. 55th Street, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                              FOLD AND DETACH HERE

                                                              Please mark  [X]
                                                            your votes as
                                                             indicated in
                                                            this example.

Item 1-Election of two (2) Class I Directors, two (2) Class II Directors and three (3) Class III Directors

      FOR ALL       WITHHOLD      Nominees for Class I:
     NOMINEES      AUTHORITY        Fred H. Langhammer and Faye Wattleton
 with exceptions    FOR ALL       Nominees for Class II:
      noted        NOMINEES         William P. Lauder and P. Roy Vagelos, M.D.
                                  Nominees for Class III:
       [ ]           [ ]            Leonard A. Lauder, Ronald S. Lauder and
                                    Marshall Rose

                                  Withheld for the following only:
                                  (Write the name(s) of the Nominee(s)
                                  in the space below)
                                  _________________________________________

Item 2-Ratification of            THIS PROXY WHEN PROPERLY EXECUTED, WILL BE
appointment of Arthur             VOTED AS DIRECTED HEREIN. IF NO DIRECTION
Andersen LLP as                   IS GIVEN, THIS PROXY WILL BE VOTED FOR
independent auditors              MANAGEMENT'S NOMINEES FOR DIRECTOR
for the 1997 fiscal year.         ABOVE IN ACCORDANCE WITH RECOMMENDATIONS
                                  OF THE COMPANY'S BOARD OF DIRECTORS
   FOR    AGAINST   ABSTAIN
   [ ]      [ ]       [ ]

- -------------------------------------------------------------------------------
Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                DATED:__________________________________________, 1996

                ______________________________________________________
                             SIGNATURE(S) OF STOCKHOLDER(S)

                ______________________________________________________
                          SIGNATURE(S) OF JOINT STOCKHOLDER(S)

                ______________________________________________________
                                       TITLE

I plan to attend the Annual Meeting.  [ ]

________________________________________________________________________________

                              FOLD AND DETACH HERE

           NOTICE: IF YOU PLAN ON ATTENDING THE 1996 ANNUAL MEETING,
                 PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.


                         [ESTEE LAUDER COMPANIES LOGO]

                        The Estee Lauder Companies Inc.
                         Annual Meeting Of Stockholders
                   November 6, 1996, 10:00 a.m. (local time)
                              The St. Regis Hotel
                              20th Floor Penthouse
                                2 E. 55th Street
                               New York, New York

                        THE ESTEE LAUDER COMPANIES INC.

                              CLASS B COMMON STOCK

PROXY

                         ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, Robert J. Bigler and Saul H. Magram, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estee Lauder Companies Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on November 6, 1996, at The St. Regis Hotel, 20th Floor Penthouse, 2 E. 55th Street, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                              FOLD AND DETACH HERE

                                                              Please mark  [X]
                                                            your votes as
                                                             indicated in
                                                            this example.

Item 1-Election of two (2) Class I Directors, two (2) Class II Directors and three (3) Class III Directors

      FOR ALL       WITHHOLD      Nominees for Class I:
     NOMINEES      AUTHORITY        Fred H. Langhammer and Faye Wattleton
 with exceptions    FOR ALL       Nominees for Class II:
      noted        NOMINEES         William P. Lauder and P. Roy Vagelos, M.D.
                                  Nominees for Class III:
       [ ]           [ ]            Leonard A. Lauder, Ronald S. Lauder and
                                    Marshall Rose

                                  Withheld for the following only:
                                  (Write the name(s) of the Nominee(s)
                                  in the space below)
                                  _________________________________________

Item 2-Ratification of            THIS PROXY WHEN PROPERLY EXECUTED, WILL BE
appointment of Arthur             VOTED AS DIRECTED HEREIN. IF NO DIRECTION
Andersen LLP as                   IS GIVEN, THIS PROXY WILL BE VOTED FOR
independent auditors              MANAGEMENT'S NOMINEES FOR DIRECTOR
for the 1997 fiscal year.         ABOVE IN ACCORDANCE WITH RECOMMENDATIONS
                                  OF THE COMPANY'S BOARD OF DIRECTORS
   FOR    AGAINST   ABSTAIN
   [ ]      [ ]       [ ]

- -------------------------------------------------------------------------------
Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                DATED:__________________________________________, 1996

                ______________________________________________________
                             SIGNATURE(S) OF STOCKHOLDER(S)

                ______________________________________________________
                          SIGNATURE(S) OF JOINT STOCKHOLDER(S)

                ______________________________________________________
                                       TITLE

I plan to attend the Annual Meeting.  [ ]

________________________________________________________________________________

                              FOLD AND DETACH HERE

           NOTICE: IF YOU PLAN ON ATTENDING THE 1996 ANNUAL MEETING,
                 PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

           NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.


                         [ESTEE LAUDER COMPANIES LOGO]

                        The Estee Lauder Companies Inc.
                         Annual Meeting Of Stockholders
                   November 6, 1996, 10:00 a.m. (local time)
                              The St. Regis Hotel
                              20th Floor Penthouse
                                2 E. 55th Street
                               New York, New York